UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017

Capstead Mortgage Corporation

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-08896	75-2027937
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas		75225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 6, 2017, Capstead Mortgage Corporation (the “Company”) entered into a Sales Agreement (the “Agreement”) with IFS Securities, Inc. (doing business as Brinson Patrick, a division of IFS Securities, Inc.) (the “Sales Manager”), in connection with the issuance and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and shares of Series E preferred stock, par value $0.10 per share (the “Series E Preferred Stock”), from time to time through the Sales Manager. The Sales Manager is not required to arrange for the purchase or sale of any specific number of shares or dollar amount of such securities.

The Company has agreed to provide indemnification and contribution to the Sales Manager against certain liabilities, including liabilities under the Securities Act of 1933, as amended. All sales made pursuant to the Agreement will be reported in the Company’s Securities Exchange Act of 1934 reports.

Subject to direction from the Company as to the amount and timing of sales, sales pursuant to the Agreement may be effected on a daily basis. The compensation to the Sales Manager for sales of securities under the Agreement, including both common stock and Series E Preferred Stock, shall be at the rate of up to 3.0% of the gross sales price per share as agreed to in writing by the Sales Manager and us. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to us for such shares of stock.

The offering of the Company’s Common Stock and Series E Preferred Stock pursuant to the Agreement will terminate upon the termination of the Agreement. The Agreement may be terminated by the Company or by the Sales Manager upon written notice and in certain other circumstances specified therein.

The foregoing summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

Reference is hereby made to the registration statement of the Company on Form S-3/ASR (File No. 333-221908), which became effective on December 5, 2017 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplements, which were filed with the Commission pursuant to Rule 424(b)(5) on December 6, 2017 with respect to 15,000,000 shares of the Common Stock and 3,000,000 shares of the Series E Preferred Stock to be sold pursuant to the Agreement.

On December 6, 2017, Hogan Lovells US LLP issued its opinion with respect to the legality of the issuance and sale by the Company of up to 15,000,000 shares of the Common Stock and up to 3,000,000 shares of the Series E Preferred Stock to be sold pursuant to the Agreement. A copy of this opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP, dated December 6, 2017, with respect to the legality of the shares of Common Stock and the shares of Series E Preferred Stock being issued.

10.1	Sales Agreement, dated December 6, 2017, by and between the Company and the Sales Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

CAPSTEAD MORTGAGE CORPORATION (Registrant)

By:	/s/ Lance J. Phillips
Name:	Lance J. Phillips
Title:	Senior Vice President, Chief Financial Officer and Secretary